UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2025

GLOBAL WATER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-37756	90-0632193
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

21410 N. 19th Avenue #220
Phoenix,	Arizona		85027
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (480) 360-7775
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GWRS	The NASDAQ Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events
As previously reported, during the fourth quarter of 2023, Global Water Resources, Inc. (the “Company”) notified the Arizona Corporation Commission (“ACC”) of its intention to file a rate case for its Global Water-Santa Cruz Water Company, Inc. (“GW-Santa Cruz”) and Global Water-Palo Verde Utilities Company, Inc. (“GW-Palo Verde”) utilities in 2025. The Company is in the process of preparing for the rate case and currently intends to request a moderate increase in rates to be phased in over two years starting around mid-2026. The rate increases, if approved by the ACC, would result in an approximate 11% increase in the total median monthly aggregate bill for GW-Santa Cruz and GW-Palo Verde customers based on current rates. The requested rate increases would reflect a proposed resolution of matters relating to the Company’s Southwest Plant with the ACC, including recovery of the Company’s investment and premature revenue collection with respect to the Southwest Plant.
The projected rate increases are preliminary and subject to change as the rate case schedules are finalized prior to the Company filing its rate case application, as well as due to further changes as a result of the ACC’s final rate decision. There can be no assurance that the ACC will approve the requested rate increases, or any increase, and the ACC could take other actions as a result of the rate case. Further, it is possible that the ACC may determine to decrease future rates whether as a result of the resolution of matters relating to the Company’s Southwest Plant or otherwise. There can also be no assurance as to the timing of when any approved rate increase (if any) would go into effect.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws and which reflect the Company’s expectations regarding future events. The forward-looking statements involve a number of assumptions, risks, uncertainties, and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning the Company’s anticipated rate case filing, including the rate increases that the Company intends to request, the timing relating to any such rate increases, and expectations pertaining to ACC actions relating to the Company’s Southwest Plant. These statements may be identified by the use of words such as “could,” “would,” “may,” “might,” “will,” “expect,” “likely,” “believe,” “continue,” “anticipate,” “estimate,” “intend,” “plan,” “project” and other similar expressions to identify some forward-looking statements, but not all forward-looking statements include these words. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, such as those described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the SEC. Accordingly, investors are cautioned not to place undue reliance on any forward-looking statements, which reflect management’s views as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to publicly update any forward-looking statement, except as required by law, whether as a result of new information, future developments or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL WATER RESOURCES, INC.

Date: February 18, 2025	/s/ Michael J. Liebman
Michael J. Liebman
Chief Financial Officer